Exhibit 12

                                  THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           -------------------------------------------------------------

                                                                     Twelve Months Ended
                                       ------------------------------------------------------------------------------
                                         June 30,                               September 30,
                                       -----------     --------------------------------------------------------------
(Thousands of Dollars)                    2004            2003         2002         2001          2000         1999
                                          ----            ----         ----         ----          ----         ----

Income before interest
 charges and income taxes                $85,281         $80,185      $60,440      $73,742       $64,078     $61,016
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                     2,128           2,873        2,662          313           310         301
                                     --------------------------------------------------------------------------------
           Total Earnings                $87,409         $83,058      $63,102      $74,055       $64,388     $61,317
                                     ================================================================================

Interest on long-term debt -
 Laclede Gas                             $20,651         $20,169      $20,820      $18,372       $15,164     $13,966
Other interest                             7,002           6,717        4,989       10,067         8,844       6,627
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                     2,254           2,873        2,662          313           310         301
                                     --------------------------------------------------------------------------------
           Total Fixed Charges           $29,907         $29,759      $28,471      $28,752       $24,318     $20,894
                                     ================================================================================

Ratio of Earnings to Fixed
 Charges                                    2.92            2.79         2.22         2.58          2.65        2.93

                                                 LACLEDE GAS COMPANY

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           -------------------------------------------------------------

                                                                     Twelve Months Ended
                                       ------------------------------------------------------------------------------
                                         June 30,                               September 30,
                                       -----------     --------------------------------------------------------------
(Thousands of Dollars)                    2004            2003         2002         2001          2000         1999
                                          ----            ----         ----         ----          ----         ----

Income before interest
 charges and income taxes                $77,458         $76,274      $56,154      $73,742       $64,078     $61,016
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       404             457          315          313           310         301
                                     --------------------------------------------------------------------------------
           Total Earnings                $77,862         $76,731      $56,469      $74,055       $64,388     $61,317
                                     ================================================================================

Interest on long-term debt               $20,651         $20,169      $20,820      $18,372       $15,164     $13,966
Other interest                             3,505           3,752        4,285       10,067         8,844       6,627
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       529             457          315          313           310         301
                                     --------------------------------------------------------------------------------
       Total Fixed Charges               $24,685         $24,378      $25,420      $28,752       $24,318     $20,894
                                     ================================================================================


Ratio of Earnings to Fixed
 Charges                                    3.15            3.15         2.22         2.58          2.65        2.93